Exhibit 23.1

The Company has adopted the provisions of ASC 606, Revenue from Contracts with Customers, on a full retrospective basis and the accompanying consolidated financial statements for the years ended January 31, 2017 and 2016 reflect the full retrospective adoption of ASC 606. The retrospective application of ASC 606 described in Note 2 to the consolidated financial statements is permissible upon issuance of financial statements which include interim or annual results for the fiscal period ended January 31, 2018. Upon issuance of financial statements which include an interim or annual period during fiscal year ended January 31, 2018, we expect to be in a position to furnish the following consent.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 28, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of DocuSign, Inc. of our reports dated January 22, 2018, except for the effects of the change in the manner in which the Company accounts for contracts with customers as discussed in Note 2 to the consolidated financial statements, as to which the date is                     , relating to the financial statements of DocuSign, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.”

San Jose, California